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                                                                   Exhibit 4.10

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.


                               WARRANT CERTIFICATE
                                                               December 26, 2000
                 To Purchase 100,000 Shares of Common Stock of:

                                 CYTOMEDIX, INC.

         THIS IS TO CERTIFY THAT, for value received,FAC Enterprises, Inc. or its assigns (the "Holder"), is entitled to purchase from Cytomedix, Inc., a Delaware corporation (the "Company"), One Hundred Thousand (100,000) shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), on the terms and conditions hereinafter set forth.

I.       GRANT OF WARRANT

         1.1 GRANT AND VESTING. The Company hereby grants to the Holder a warrant to purchase up to 100,000 shares of Common Stock (this "Warrant") at a purchase price equal to the lesser of $.50 per share of Common Stock, as adjusted as provided herein (the "Fixed Exercise Price"), or a price per share equal to the average of the three lowest intraday sale prices as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Holder and the Company (as equitably adjusted for stock splits or combinations or other events referenced in Article II hereof) during the twenty (20) trading days immediately preceding the date on which this Warrant is exercised (the "Market Exercise Price"). This Warrant shall vest as to all 100,000 shares of Common Stock immediately upon the funding of the principal sum of $700,000 to the Company pursuant to the terms of that certain 10% Convertible Secured Promissory Note payable by the Company to Holder dated as of December 26, 2000 (the "Note"). The shares of Common Stock, or other securities for which this Warrant may be exercised as a result of transactions contemplated by Article II, are referred to as the "Warrant Shares." The term "Warrants" shall mean this Warrant and the other warrants issued pursuant to that certain Securities Purchase Agreement of even date

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herewith by and among the Company and the Buyers listed on the signature pages thereof (the "Securities Purchase Agreement").

         1.2 EXERCISE PERIOD. This Warrant shall be exercisable commencing on the date of original issuance of this Warrant (the "Exercisability Date") and continue to be exercisable for the period (the "Exercise Period") until 5:00 p.m., Eastern Standard Time, on the date that is ten (10) years from the date of this Warrant.

         1.3 SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants and agrees that (a) all of the securities issuable upon the exercise of this Warrant in accordance with the terms hereof will, upon issuance in accordance with the terms hereof and payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, (b) the Company will cause during the Exercise Period, there to be authorized and reserved a sufficient number of securities to provide for the exercise of this Warrant in full, and (c) the Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

II.      ADJUSTMENTS TO WARRANT

         2.1 STOCK SPLITS AND COMBINATIONS. If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately decreased and the Fixed Exercise Price in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable immediately prior to the effective date of such combination shall be adjusted so that the Holder of this Warrant, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of the combination had the Warrant been exercised immediately prior to that date, and (b) the Fixed Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Fixed Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant immediately thereafter. If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionally increased and the Fixed Exercise Price in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to the

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effective date of such subdivision, shall be adjusted so that the Holder of this
Warrant, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of the subdivision had the Warrant been exercised immediately prior to that date, and (b) the Fixed
Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying the Fixed Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant immediately thereafter. A like and equitable adjustment shall be made in the event that a stock combination or subdivision is effectuated and the number of Warrant Shares issued hereunder is to be determined by reference to the Market Exercise Price.

         2.2 STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares shall be proportionately increased and the Fixed Exercise Price in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Warrant Shares purchasable immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of this Warrant, if exercised after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of this Warrant would have owned and been entitled to receive as a result of the dividend or distribution had the Warrant been exercised immediately prior to that date, and (b) the Fixed Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Fixed Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant immediately thereafter. A like and equitable adjustment shall be made in the event that a stock dividend or distribution is effectuated and the number of Warrant Shares issued hereunder is to be determined by reference to the Market Exercise Price.

         2.3 OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant, for the applicable exercise price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrant been exercised immediately prior to that date.

         2.4 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for

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elsewhere in this Article II), then the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, for the aggregate exercise price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which the Warrant could have been exercised immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Section 2).

         2.5 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization, share exchange or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (b) a consolidation or merger of the Company with and into another entity, or (c) a sale or conveyance of all or substantially all of the Company's assets, then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrant shall thereafter have the right to purchase and receive upon exercise of this Warrant, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, for the applicable exercise price in effect immediately prior to such event, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares for which this Warrant could have been exercised immediately prior to such Special Transaction; provided, however, that notwithstanding anything to the contrary herein, that upon consummation of the transactions contemplated by the Exchange Agreement (as defined below), this Warrant shall be exercisable for shares of common stock of Cytomedix NV. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant (including, without limitation, provisions for adjustment of the applicable exercise price and the number of Warrant Shares issuable upon the exercise of this Warrant), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Special Transaction unless prior to, or simultaneously with the closing thereof, the successor entity and the issuer of the securities into which this Warrant is exercisable (if other than the Company), if any, resulting from such Special Transaction shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of this Warrant at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

         2.6 OTHER ISSUANCES. In the event that the Company shall at any time after the Exercisability Date issue any shares of Common Stock, including shares of Common Stock issued or issuable upon the conversion or exercise of securities convertible into or exercisable for Common Stock, without consideration or at a price per share ("Issuance Price") less than the then applicable exercise price, then, in each and any such event (an "Adjustment Event"), (a) the number of Warrant Shares purchasable immediately prior thereto (the "Initial Number") shall be increased so that the Holder shall be entitled, upon exercise of this Warrant, to receive the

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number of shares of Common Stock determined by multiplying the Initial Number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of additional shares of Common Stock issued in such Adjustment Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of shares of Common Stock which the aggregate Issuance Price of the total number of shares of Common Stock issued in such Adjustment Event would purchase at the then applicable exercise price; provided, however, that no adjustment shall be made for the issuance of shares of Common Stock in connection with a Special Transaction, as described in Section 2.5; and the applicable Fixed Exercise Price shall be reduced to the Issuance Price.

         2.7 LIQUIDATION. If the Company shall, at any time prior to the end of the Exercise Period, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the applicable exercise price, the Holder may, at the Holder's option, exercise this Warrant without making payment of the applicable exercise price and, in such case, the Company shall, upon distribution to the Holder, consider the applicable exercise price, to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the applicable exercise price, from the amount payable to the Holder.

         2.8 NOTICE. Whenever this Warrant or the number of Warrant Shares is to be adjusted as provided herein, the Company shall forthwith as soon as reasonably practicable, and in any case within three (3) business days of such adjustment, and in any case within three (3) business days of such adjustment, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

         2.9 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of this Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board of Directors of the Company may in good faith determine.

         2.10 EFFECT OF ALTERNATE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of this Warrant shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such

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other securities receivable upon exercise of this Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

         2.11 SUCCESSIVE APPLICATION. The provisions of this Article II shall apply from time to time to successive events covered by this Article II. Upon the occurrence of any event contemplated by this Article II, all references to Common Stock, to the Company and to other defined terms shall be equitably adjusted to protect the interests of the Holder.

         2.12 OTHER NOTICES.  In case at any time:

         1. the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;


         2. the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;


         3. there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or


         4. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;


then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) business days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above.

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         2.13 EXCEPTION TO ADJUSTMENTS. Notwithstanding anything herein or in any Note to the contrary, no adjustment to the Fixed Exercise Price shall be made with respect to the issuance of securities by the Company, all of the net proceeds of which are used to repurchase, in whole or in part, the Notes as contemplated by Section 4(e) of the Purchase Agreement (an "Exempt Issuance"), PROVIDED that the Holder receives an adjustment to the Fixed Exercise Price to the extent that any options or warrants are issued in connection with such Exempt Issuance. For example, if warrants to purchase 10,000 shares of Common Stock are issued in connection with the Exempt Issuance at a conversion price of $0.10, then a total of 10,000 of the shares of Common Stock otherwise issuable to each of the holders of warrants issued in connection with the Purchase Agreement (including, without limitation, the Holder) at the exercise price provided for herein shall have a Fixed Exercise Price of $0.10. As among the holders, the shares of Common Stock issuable to such holders pursuant to this
Section 2.13 shall be allocated among such holders pro rata in accordance with the respective number of shares of Common Stock otherwise issuable to the holders pursuant to such warrants.

III.     EXERCISE

         3.1      EXERCISE OF WARRANT.

         (a) The Holder may exercise this Warrant by (i) surrendering this Warrant Certificate with the form of exercise notice attached hereto as EXHIBIT "A" duly executed by the Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or wire transfer of immediately available funds to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall promptly issue to the Holder for its surrendered Warrant Certificate a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

         (b) Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company (including the Notes (as defined in the Securities Purchase Agreement)) subject to a limitation on conversion or exercise analagous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would at the time of exercise result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

                                       7

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         (c) Each person in whose name any Warrant Share certificate is issued upon exercise of this Warrant shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which this Warrant was exercised as of the date of exercise. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In addition to all other available remedies at law or in equity, if the Company fails to deliver certificates for the Warrant Shares within four (4) business days after this Warrant is exercised, then the Company shall pay to the holder in cash a penalty (the "Penalty") equal to 2% of the number of Warrant Shares that the Holder is entitled to multiplied by the Market Price for each day that the Company fails to deliver certificates for the Warrant Shares. For example, if the Holder is entitled to 100,000 Warrant Shares and the Market Price is $2.00, then the Company shall pay to the Holder $4,000 for each day that the Company fails to deliver certificates for the Warrant Shares. The Penalty shall be paid to the Holder by the fifth day of the month following the month in which it has accrued.

         3.2 ISSUANCE OF WARRANT SHARES. The Warrant Shares purchased shall be issued to the Holder exercising this Warrant as of the close of business on the business day on which all actions and payments required to be taken or made by the Holder hereunder shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as reasonably practicable after this Warrant is so exercised.

         3.3 CASHLESS EXERCISE. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant by paying the Exercise Price in the manner set forth in Section 3.1(a), prior to its expiration pursuant to Section 1.2, the Holder may, by providing notice thereof to the Company along with the Notice of Exercise, elect to exercise the Warrant for a reduced number of Warrant Shares determined in accordance with the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

Where:

         X = The number of Warrant Shares to be issued to the Holder.
         Y = The number of Warrant Shares purchasable under this Warrant (at the date of such exercise).

         A = The fair market value of one share of Common Stock (or other security for which the Warrant is then exercisable at the date of such exercise).

         B = Exercise Price (as adjusted to the date of such exercise).

                                       8
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         For purposes of this Section 3.3, the "fair market value" per share shall be, in the event the Warrant is being exercised at the time the Company's Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on any such exchange or listed for trading on the Nasdaq Stock Market, the last reported sale price of Common Stock on such exchange or system on the last business day prior to the date of exercise of the Warrant (or if no such sale is made on such day, the average of the closing bid and ask prices for Common Stock for such day on such exchange or system), or otherwise shall be determined in such reasonable manner as may be prescribed in good faith by the Company's Board of Directors.

IV.      RIGHTS OF THE HOLDER

         4.1 NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Except as provided herein, the Holder shall not, solely by virtue of this Warrant and prior to the issuance of the Warrant Shares upon due exercise hereof, be entitled to any rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         4.2 CERTAIN COVENANTS. The Company will (a) take all such action as may be necessary or appropriate in order that the Warrant Shares will, upon issuance in accordance with the terms hereof and the payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable and (b) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof and payment of the Exercise Price therefor.

V.       LOSS

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall immediately execute and deliver a new Warrant of like tenor and date.

VI.      LEGEND ON WARRANT SHARES

         6.1 LEGEND. The certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under applicable state securities laws, and may not be offered or sold except (1) pursuant to an effective registration statement under the Act or (2) upon the delivery by the holder to the Company of an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required under the Securities Act and the rules and regulations promulgated thereunder or under applicable state securities laws."

VII.     REGISTRATION RIGHTS

         7.1 REGISTRATION RIGHTS AGREEMENT. The Holder shall be entitled to registration rights on terms and conditions that are no less favorable than the registration rights that have been or may be granted to any other holder of Cytomedix common stock or securities convertible into Cytomedix common stock at anytime through December 31, 2000.

         7.2 EXCHANGE AGREEMENT. Upon consummation of the Exchange Agreement, all obligations of the Company under the Registration Rights Agreement shall become obligations of Cytomedix NV.

         7.3 FAILURE TO MEET OBLIGATIONS. If the Company shall fail to prepare and file the Registration Statement (as defined in the Registration Rights Agreement) within forty-five (45) days of the date hereof, then the Fixed Exercise Price shall be reduced to $0.01 per Warrant Share.

VIII.    MISCELLANEOUS

         8.1 REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Holder as follows:

         (a) The execution and delivery of this Warrant and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with its Bylaws and Articles of Incorporation.

         (b) This Warrant has been duly executed and delivered by the Company and

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constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

         (c) Upon issuance thereof in accordance with the terms hereof and payment of the Exercise Price therefor, all of the Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

         (d) Except for filings under applicable state and federal securities laws, the Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

         (e) There are no state statutes or other "anti-takeover" laws applicable to the Company, to the issuance of this Warrant by the Company, or to the issuance of the Warrant Shares upon exercise of this Warrant which would have, among other things, the effect of nullifying the transactions contemplated by this Warrant, or affecting the Holder's voting rights or other rights as a shareholder following such exercise, or to the extent there are such applicable state statutes or other "anti-takeover" laws, the Company and its Board of Directors have taken all steps necessary under such statutes or laws to render them inapplicable to the Company, the issuance of this Warrant, and the issuance of the Warrant Shares upon exercise of this Warrant.

         (f) There is no litigation pending, or, to the knowledge of the Company, threatened, against the Company, which, if adversely decided or resolved, would have a Material Adverse Effect, as defined in the Purchase Agreement.

         8.2 ASSIGNMENT. The rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by the Company. This Warrant and the rights granted to the holder hereof are transferable by the Holder, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company.

         If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and
(iii) that the transferee be an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; provided that no such opinion, letter or status as an

"accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.


         8.3 MODIFICATION. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

         8.4 BINDING EFFECT AND BENEFIT. This warrant shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

         8.5 ATTORNEYS' FEES. In the event the Holder shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof or under any of the Loan Documents (as defined in the "Note"), such reasonable attorneys' fees and other legal expenses shall be payable by Company to the Holder upon demand. The Company shall pay all fees and expenses of the Holder in connection with the negotiation and consummation of this Warrant and the Loan Documents.

         8.6 FURTHER ASSURANCES. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this warrant and the Loan Documents.

         8.7 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS WARRANT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT OR THE OTHER LOAN DOCUMENTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THIS WARRANT OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THIS WARRANT AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND

THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

         8.8 INCORPORATION BY REFERENCE. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

         8.9 COUNTERPARTS. This agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Company hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Illinois and of any federal court located in Illinois in connection with any action or proceeding arising out of or relating to this agreement, or any other document or exhibit relating hereto or delivered in connection therewith and
(ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

         8.11 INDEMNIFICATION OF THE HOLDER. From and at all times after the date of this Warrant, and in addition to all of the Holder's other rights and remedies against the Company, the Company agrees to hold the Holder harmless from, and to indemnify the Holder against, all losses, damages, costs and expenses (including, but not limited to, attorneys' fees, costs and expenses) incurred by the Holder from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Warrant and the other Loan Documents; provided, however, that the foregoing indemnification shall not protect Holder from loss, damage, cost or expense directly attributable to Holder's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Holder shall be payable by the Company upon demand by the Holder.

         8.12 SURVIVAL OF AGREEMENTS. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Warrant and the other Loan Documents.

         8.13 HEADINGS AND CAPTIONS. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

         8.14 NOTICE. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

         If to Company addressed or delivered in person to:

                           Cytomedix, Inc.
                           Three Parkway North, Suite 250 North
                           Deerfield, IL  60015
                           Attention:  President
                           Telephone:  847-405-7800
                           Facsimile:  847-405-7801

                  With a copy to:

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, DC  20004-2505
                           Attention:  Stuart Kurlander, Esq.
                           Telephone:  202-637-2200
                           Facsimile:  202-637-2201

                  If to the Holder, addressed or delivered in person to:

                           FAC Enterprises, Inc.
                           711 South Carson Street
                           Carson City, Nevada 89702
                           Attention:   Ryan Lee
                           Telephone:   (610) 660-5906
                           Facsimile:   (610) 660-5905

                  With a copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue
                           28th Floor, SunTrust International Center
                           Miami, Florida  33131
                           Attention:  Jonathan L. Awner, Esq.
                           Telephone:  305-374-5600
                           Facsimile:  305-374-5095

or to such other address as either party may designate by notice in accordance with this Section.

         Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

         8.15 SEVERABILITY. If any portion of this agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this agreement is declared to be severable.

         8.16 TIME FOR PERFORMANCE. Time is of the essence in this agreement.


         8.17 WAIVER. No waiver of a default, breach or other violation of any provision of this agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

         8.18 GENDER AND PRONOUNS. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

         8.19 ENTIRE AGREEMENT. This Warrant and the Loan Documents constitute the entire agreement of the parties and supersede any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

         8.20 REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the 26th day of December, 2000.

                                      CYTOMEDIX, INC.


                                      By: /s/ DAVID C. DEMAREST
                                          --------------------------------------
                                          Name: David C. Demarest
                                          Title: President & CEO

ATTEST:

---------------------------

                                    EXHIBIT A

                                 EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of the number of shares of Common Stock of Cytomedix, Inc. as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then Cytomedix, Inc. shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.

Date:  ____________________

Amount of Shares Purchased:  ______________

Aggregate Purchase Price:    $_____________

Printed Name of Registered Holder: ________________________________

Signature of Registered Holder:    ________________________________

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Stock Certificates to be issued and registered in the following name, and delivered to the following address:

                             -----------------------------------
                             (Name)

                             -----------------------------------
                             (Street Address)

                             -----------------------------------
                             (City)          (State)  (Zip Code)

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                    Address                      No of Shares
----------------                    -------                      ------------





, and hereby irrevocably constitutes and appoints
___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:            , 200
      --------- --     -----


In the presence of:                          -----------------------------------

                                     Name:
                                             -----------------------------------



                                     Signature:
                                                  ------------------------------
                                     Title of Signing Officer or Agent (if any):

                                                  ------------------------------

                                                  ------------------------------

                                     Address:
                                                  ------------------------------

                                                  ------------------------------


                                          Note: The above signature should
                                                correspond exactly with the
                                                name on the face of the within
                                                Warrant, if applicable.